Press release

RBC Bearings Incorporated Announces New $150 Million 5-year Revolving Credit Facility

Oxford, CT – November 30, 2010 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced the establishment of a new $150 million 5-year senior secured revolving credit facility. The new facility replaces the existing facility which would have expired in June 2011.

Terms of the facility include a $150 million revolver with an accordion option to borrow an additional $100 million under certain circumstances and with additional commitments from lenders.  The facility pricing is grid based, with an initial interest rate for borrowings under the facility of LIBOR plus 150 basis points. The new credit facility will be used to fund working capital and potential acquisitions.

“The successful syndication of this bank facility is a vote of confidence from our bank group in our operations and our growth prospects,” said Dr. Michael J. Hartnett, Chairman, President and Chief Executive Officer. “We are pleased with the favorable terms of our new credit agreement which further strengthens the financial health of our business.  Our improved liquidity affords us ample financial flexibility to execute against our plan for sustained long-term growth.”

The new facility was brought to market by Co-Lead Arrangers JPMorgan and KeyBanc Capital Markets.  Other lenders are Bank of America, Wells Fargo, RBS Citizens, and Fifth Third.  For further information, please see the Company’s most recent filings with the Securities and Exchange Commission.

About RBC Bearings
RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,874 people in 23 manufacturing facilities located throughout North America and Europe.

Safe Harbor for Forward Looking Statements
Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items, any statement of the plans, strategies and objectives of management for future operations; any statements concerning liquidity or future financial flexibility; any statements of belief; characterization of the Company’s ability to control contingent liabilities; any anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company.  These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

FD
Michael Cummings
617-747-1796
investors@rbcbearings.com